EXHIBIT 10.1

FIRST AMENDMENT TO RECEIVABLES LOAN AGREEMENT

THIS FIRST AMENDMENT TO RECEIVABLES LOAN AGREEMENT, dated as of February 18, 2011 (the “Amendment”), is made pursuant to that certain Receivables Loan Agreement dated as of December 30, 2009 (as amended, modified or supplemented from time to time, the “Agreement”), among ABF FREIGHT FUNDING LLC, a Delaware limited liability company, as Borrower (the “Borrower”), ABF FREIGHT SYSTEM, INC., a Delaware corporation, as Servicer (the “Servicer”), SUNTRUST ROBINSON HUMPHREY, INC., a Tennessee corporation, as agent and administrator for the Lender (the “Agent”) and SUNTRUST BANK, a Georgia banking corporation, as Lender (the “Lender”).

W I T N E S S E T H :

WHEREAS, the Borrower, the Servicer, the Agent and the Lender have previously entered into and are currently party to the Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1.          Defined Terms.  Unless otherwise amended by the terms of this Amendment, terms used in this Amendment shall have the meanings assigned in the Agreement.

Section 2.          Amendments.

2.1.         Any and all references to “Independent Director” appearing in the Agreement shall be replaced and be deemed references to “Independent Manager.”

2.2.         Section 7.1(b)(vii) of the Agreement shall be amended and restated in its entirety to read as follows:

(vii)      Appointment and Removal of Independent Manager.   The decision to appoint a new Manager of the Borrower as the “Independent Manager” for purposes of this Agreement, such notice to be issued not less than ten (10) days prior to the effective date of such appointment and to certify that the designated Person satisfies the criteria set forth in the definition herein of “Independent Manager.”  The Borrower shall not appoint a new Manager as the Independent Manager without first confirming such proposed new Independent Manager is acceptable to the Agent as evidenced in a writing executed by the Agent, which consent shall not be unreasonably withheld.

2.3.         Section 7.1 of the Agreement shall be amended by adding a new subsection (n) immediately following subsection (m) thereof to read as follows:

(n)        Audit Results — Amendments to Transaction Documents.  The parties hereto hereby agree to enter into negotiations to amend the Transaction Documents from time to time as may be requested in good faith by the Agent, on behalf of the Lender, to address issues raised by the results of Reviews or any other inspections that may be performed on the Borrower, the Servicer and the Originators in accordance with the terms of the Transaction Documents.  However, this agreement to enter into negotiations is not intended to and does not create any binding agreement.

2.4.         The definition of the terms “Facility Termination Date” and “Independent Manager” appearing in Exhibit I of the Agreement shall each be amended and restated in their entireties to read as follows:

“Facility Termination Date” The earliest to occur of (i) the Amortization Date, and (ii) February 18, 2013.

“Independent Manager” shall mean a Manager of the Borrower who (i) shall not have been at the time of such Person’s appointment or at any time during the preceding five years, and shall not be as long as such Person is a manager of the Borrower, (A) a Manager, officer, employee, partner, shareholder, member, manager or Affiliate of any of the following Persons (collectively, the “Independent Parties”): Servicer, Originator, or any of their respective Subsidiaries or Affiliates (other than Borrower), (B) a supplier to any of the Independent Parties, (C) a Person controlling or under common control with any partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties, or (D) a member of the immediate family of any Manager, officer, employee, partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties; (ii) has prior experience as an independent Manager for a corporation or limited liability company whose charter documents required the unanimous consent of all independent Managers or managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy, (iii) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities, and (iv) is reasonably acceptable to the Agent as evidenced in a writing executed by the Agent.

Section 3.          Effectiveness of Amendment.  This Amendment shall become effective on the date the Agent has received (i) counterparts hereof executed by the Borrower, the Servicer, the Agent and the Lender, (ii) a fully executed Amended and Restated Fee Letter dated as of the date hereof, and (iii) all amounts due and payable under the Amended and Restated Fee Letter.

Section 4.          Agreement in Full Force and Effect.  Except as expressly set forth herein, all terms and conditions of the Agreement, as amended, shall remain in full force and effect.

Section 5.          Execution in Counterparts.  This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the parties hereto and be deemed an original and all of which shall constitute together but one and the same agreement.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 6.          Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Receivables Loan Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

ABF FREIGHT FUNDING LLC, as Borrower

By:
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ABF FREIGHT SYSTEM, INC, as Servicer

By:
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SUNTRUST ROBINSON HUMPHREY, INC., as Agent

By:
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SUNTRUST BANK, as Lender

By:
Title